SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Section 240.14a-12


                             ON2 TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.
[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
          0-11.
          (1)    Title of each class of securities to which transaction applies:
                 ______________
          (2)    Aggregate number of securities to which transaction applies:
                 ______________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _________________
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          (5) Total fee paid: _________________ .

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1) Amount Previously Paid: ___________________
          (2) Form, Schedule or Registration Statement No.: _________________
          (3) Filing Party: _____________________
          (4) Date Filed: ____________________

                             ON2 TECHNOLOGIES, INC.

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2005
--------------------------------------------------------------------------------

         As a stockholder of ON2 TECHNOLOGIES, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Stockholders of the Company to be held at Don Cesar Beach Resort, 3400 Gulf Boulevard, St. Pete Beach, Florida at 9:00 a.m., Eastern Standard Time, on May 5, 2005, for the following purposes:

      1. To elect a Board of six (6) directors of the Company to serve until the next annual meeting of the stockholders or until their successors are duly elected and qualified;

      2. To ratify the selection of Eisner LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2005;

      3.    To adopt the On2 Technologies, Inc. 2005 Incentive Compensation
            Plan; and

      4. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Only stockholders of record at the close of business on March 28, 2005 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

         We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

         Your attention is directed to the attached Proxy Statement.

                                         By Order Of The Board Of Directors,

                                         /s/ DOUGLAS A MCINTYRE

                                         DOUGLAS A MCINTYRE
                                         Chairman, President And Chief Executive
                                         Officer

New York, New York
April 4, 2005

                             ON2 TECHNOLOGIES, INC.
                               21 CORPORATE DRIVE
                                    SUITE 103
                          CLIFTON PARK, NEW YORK 12065
                                 (518) 348-0099

   --------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2005
   --------------------------------------------------------------------------


         The Annual Meeting of Stockholders of On2 Technologies, Inc., a Delaware corporation (the "Company"), will be held on May 5, 2005, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors on behalf of the Company in connection with such meeting and any continuation or adjournment thereof. If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies (except for those proxies that have been effectively revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

         The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies in person, electronically or by telephone at no additional compensation. The Company will also request record holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

         Any proxy given pursuant to this solicitation may be revoked by the filing with and receipt by the Secretary of the Company of a written revocation or duly-executed proxy bearing a later date and does not preclude the stockholder from voting in person at the Annual Meeting if he or she so desires. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If a stockholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the proposal herein, the persons named in the proxy also may vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matter being considered at the Annual Meeting.

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2004, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

         This Proxy Statement and the enclosed form of proxy are first being sent to the stockholders on or about April 8, 2005.

                                VOTING SECURITIES

         Only holders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), at the close of business on March 28, 2005 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. As of the Record Date, 88,505,315 shares of Common Stock were issued and outstanding. Each holder of record of Common Stock is entitled to one vote for each share held with respect to all matters to be voted upon at the Annual Meeting. Voting rights of the Common Stock are noncumulative.

         Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the business of the meeting to be conducted. With respect to Proposal No. 1 relating to the election of directors, the 6 nominees receiving the greatest number of votes cast for the election of directors shall be elected. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual meeting and entitled to vote on the subject matter will be required to act on Proposal Nos. 2 and 3. Shares for which the holder has elected to abstain or has withheld authority to vote (including broker non-votes) on a matter will count toward a quorum but will have different effects on the outcome of the vote on such matter. An abstention from voting on a matter (other than the election of directors) has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently. Under the current rules of the American Stock Exchange, the exchange on which the Company's shares are currently traded, brokers may vote on Proposal Nos. 1 and 2 without instructions from customers, provided that the brokers do not know of any challenge to the proposal. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange regulations because the broker has not received instructions from the customer for whose account the shares are held. Under applicable Delaware law, assuming a quorum is present, broker non-votes on Proposal Nos. 1 and 2 will have no effect on the outcome of the vote on that proposal, while broker non-votes on Proposal No. 3 will have the same legal effect as a vote against the matter.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

         The only persons known by the Company to beneficially own more than five percent of the Company's Common Stock as of March 31, 2005, are as follows:

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)(1)
                                              -----------------------------------------------------
                                                                                        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          TITLE OF CLASS           TOTAL               CLASS
-----------------------------------------     --------------        --------------     ------------
Abanat Limited(2)                                 Common               9,088,695            9.8%
c/o P.O. Box 222
Jeddah, Saudi Arabia 21411

The St. Paul Travelers Companies Inc. (3)         Common               5,223,250            5.6%
385 Washington Street,
Mail Code 515A,
St. Paul, MN 55102

MidSummer Investment Ltd.(4)                      Common               5,954,895            6.3%
485 Madison Avenue
23rd Floor
New York, NY 10022

Islandia, L.P.(5)                                 Common               3,306,952            3.6%
485 Madison Avenue 23rd floor
New York, NY 10022

(1) Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares the power to vote or to direct the voting of ("voting power") or the power to dispose or to direct the disposition of ("dispositive power") the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.

(2) Includes 4,876,723 shares of Common Stock, 1,979,829 shares of Common Stock to be issued upon the exercise of outstanding warrants and 2,232,143 shares of Common Stock underlying convertible debentures. H.E. Abdul Aziz Al-Sulaiman exercises investment and voting control over all of our securities owned by Abanat Limited.

(3) Includes 5,111,300 shares of Common Stock to be issued upon the conversion of Series C-IV and Series C-V Preferred, and 111,950 shares of Common Stock. The St. Paul Travelers Companies Inc. ("Inc.") is the ultimate parent corporation. Travelers Property Casualty Corp ("TPC") is a wholly-owned subsidiary of Inc. Travelers Insurance Group Holdings, Inc. ("TIGHI") is a wholly-owned subsidiary of TPC, and The Travelers Indemnity Company ("INDY") is a wholly-owned subsidiary of TIGHI. Consequently, each of Inc., TPC and TIGHI may be deemed to beneficially own the shares held by INDY

(4) Includes 3,571,429 shares of common stock underlying Series D Convertible Preferred Stock (the "Series D Preferred Stock") (excluding shares issuable as interest on the Series D Preferred Stock), 1,871,257 of common stock underlying a Series B Warrant, and 512,209 shares of Common Stock to be issued upon conversion of options. Michel Amsalem and Scott Kaufman exercise investment and voting control over all of securities owned by MidSummer. By virtue of such control, Messrs. Amsalem and Kaufman may be deemed to beneficially own the outstanding common stock beneficially owned by MidSummer.

(5) Includes 2,142,857 shares of common stock underlying Series D Preferred Stock (including shares issuable as interest on the Series D Preferred Stock), 1,122,754 shares of common stock underlying a Series B Warrant, and 41,341 shares of Common Stock.. Richard Berner, Edgar Berner, Thomas Berner and Anthony Berner, the officers of John Lang, Inc., the general partner of Islandia, exercise investment and voting control over all of securities owned by Islandia. By virtue of such control, Messrs. Berner, Berner, Berner, and Berner may be deemed to beneficially own the outstanding common stock beneficially owned by Islandia.


             SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

         The following information with respect to beneficial ownership, as of April 4, 2005, of shares of Common Stock is furnished with respect to (i) each director of the Company, (ii) each executive officer of the Company and (iii) all current directors and executive officers as a group, together with their respective percentages. All ownership information is based upon filings made by those persons with the Securities and Exchange Commission or upon information provided to the Company. Unless otherwise indicated below, the address of each person named in the table below is in the care of On2 Technologies, Inc., 21 Corporate Drive, Suite 103, Clifton Park, New York 12065.

                                                                 AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP
                                                                 (NUMBER OF SHARES)(1)
                                                   ----------------------------------------------
                                                                                      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER               TITLE OF CLASS        TOTAL           CLASS
------------------------------------------------   --------------      ----------    ------------
Douglas A. McIntyre(2)                                 Common            867,000           *
Director, Chairman, President and
    Chief Executive Officer

Eric Ameres (3)                                        Common            852,974           *
Executive Vice President and Chief Technology
Officer

Timothy C. Reusing (4)                                 Common            666,566           *
Executive Vice President and General Counsel and
Secretary

Anthony Principe (5)                                   Common            181,000           *
Senior Vice President and Chief Financial Officer

William A. Newman(6)                                   Common            430,660           *
Director

J. Allen Kosowsky(7)                                   Common            445,000           *
Director

Michael Kopetski(8)                                    Common            215,000           *
Director

Tom Weigman(9)                                         Common            330,000           *
Director

Michael J. Alfant(10)                                  Common             50,000           *
Director

All current directors and executive officers as a      Common          4,038,200           4.4%
   group (9 persons)

* Represents less than one percent (1%) of outstanding shares of Common Stock.

(1) Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.

(2) Includes 242,000 shares of Common Stock and options to purchase 625,000 shares of Common Stock that are exercisable within 60 days. In 2004, Mr. McIntyre surrendered an aggregate of 1,300,000 options awarded under our 2000 Nonqualified Stock Option Plan. At the time that Mr. McIntyre surrendered the options, shares of our Common Stock were trading below the exercise price for those options.

(3) Includes 44,000 shares of Common Stock and options to purchase 475,640 shares of Common Stock that are exercisable within 60 days.

(4) Includes 55,900 shares of Common Stock and options to purchase 233,998 shares of Common Stock that are exercisable within 60 days.

(5) Includes 33,500 shares of Common Stock and options to purchase 101,250 shares of Common Stock that are exercisable within 60 days.

(6) Includes 40,660 shares of Common Stock and options to purchase 390,000 shares of Common Stock that are exercisable within 60 days.

(7) Includes 180,000 shares of Common Stock and options to purchase 265,000 shares of Common Stock that are exercisable within 60 days.

(8) Includes 45,000 shares of Common Stock and options to purchase 140,000 shares of Common Stock and a warrant to purchase 30,000 shares of Common Stock each of which are exercisable within 60 days.

(9) Includes 40,000 shares of Common Stock and options to purchase 290,000 shares of Common Stock that are exercisable within 60 days.

(10) Includes options to purchase 50,000 shares of Common Stock that are exercisable within 60 days.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

   The persons named below have been nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting. All of the nominees are currently directors and were elected at the last Annual Meeting of Stockholders. The persons elected will hold office as directors of the Company until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is expected that each of the nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason, the shares represented by properly-executed proxies may be voted at the discretion of the persons named therein for a substitute nominee or nominees.

   The following sets forth the names, ages, offices and business experience, of the nominees and the executive officers of the Company and other information with respect to them:

   NOMINEES:

      NAME            AGE         PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS
-------------------   ----    -----------------------------------------------------
Douglas A. McIntyre    50     Mr. McIntyre has been the President and Chief
                              Executive Officer of the Company since April of 2000
                              and a Director of the Company since May of 2000. From
                              1998 to March of 2000, he served as President and
                              Chief Executive Officer of FutureSource/Bridge L.L.C.
                              From 1996 to 1997, he served as President of
                              Switchboard.com Inc. Mr. McIntyre also serves as a
                              director on the board of TheStreet.com and PowerLinx,
                              Inc.

      NAME            AGE         PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS
-------------------   ----    -----------------------------------------------------
William A. Newman      57     Mr. Newman has served as a Director of the Company
                              since August of 2000. From November of 1999 until the
                              present, Mr. Newman has been the Managing Partner of
                              the New York office of the law firm of McGuireWoods
                              LLP.

Thomas Weigman         57     Mr. Weigman has served as a Director of the Company
                              since February 25, 2002. Since January 2004, Mr.
                              Weigman has run Riverstone Weston Consulting, a
                              marketing consulting firm.  From September 2003 until
                              January 2004, Mr. Weigman was the Chief Marketing
                              Officer of Intuit Inc., a software development
                              company.  From February 1999 to September 2003, Mr.
                              Weigman was Senior Vice President, Consumer Strategy
                              and Communications, of the Sprint Corporation. From
                              January of 1995 to February of 1999 Mr. Weigman was
                              the President of the Consumer Services Group--Long
                              Distance Division of the Sprint Corporation.


J. Allen Kosowsky      57     Mr. Kosowsky has served as a Director of the Company
                              since January 2003 and is the Company's Audit
                              Committee financial expert.  Since 1992, Mr. Kosowsky
                              has run J. Allen Kosowsky, CPA,P.C., a firm in
                              Shelton, Connecticut that specializes in forensic
                              accounting and analysis, business valuations, and
                              interim management services. From  November 1995 to
                              April 2002, he was a director of Webster Bank. He has
                              also served as interim CFO of FIND/SVP and Memry
                              Corporation.  In  addition, until 2003, Mr. Kosowsky
                              served as an Advisory Board Member of the Digital
                              Angel Trust which oversees financial interests in
                              Digital Angel Corporation.

Mike Kopetski          55     Mr. Kopetski has served as a Director of the Company
                              since August 2003.  Mr. Kopetski has worked as an
                              international trade consultant since January 1996.
                              From 1991 to 1995, he served as a member of the US
                              House of Representatives from the 5th District of
                              Oregon, where he served on the House Ways and Means
                              Committee.

Mike Alfant            43     Mr. Alfant has served as a Director of the Company
                              since May 2004.  Since March 2000, Mr. Alfant has
                              worked as a founder and partner in Building2, a
                              technology investment company located in Tokyo and
                              Boston.  From 1992 to 1999, Mr. Alfant was president
                              of Fusion Systems Japan, an IT solutions company that
                              he founded and that was eventually acquired by
                              IMRglobal Corporation.  Mr. Alfant has chaired the
                              High Technology committee of the American Chamber of
                              Commerce in Japan (ACCJ) since January 1998.

   No family relationship exists between any of the nominees for election as directors of the Company.

                        BOARD OF DIRECTORS AND COMMITTEES

COMPOSITION OF THE BOARD

The Company's Certificate of Incorporation and Bylaws provide that the number of directors constituting the Board of Directors shall be such number, not fewer than three nor more than eight, as is established from time to time by resolution of the Board of Directors. The Board of Directors currently consists of six directors whose terms will expire at the close of the Annual Meeting. The nominees for directors for election at the Annual Meeting to serve until the annual meeting of stockholders in 2006 are Messrs. McIntyre, Newman, Weigman, Kosowsky, Kopetski and Alfant. A vacancy in the Board of Directors may be filled by a vote of the majority of the remaining directors of the Company pursuant to the Company's Certificate of Incorporation and Bylaws.

DIRECTOR COMPENSATION

The Company has historically granted non-employee directors options from time to time for their service on the Board of Directors. See "Executive Compensation - Stock Option Plans." At present, non-employee directors receive cash payments in lieu of stock options; the payments are in the amount of $5,000 per quarterly meeting of the full Board, $1,000 per telephonic meeting of the full Board, $1,000 per scheduled committee meetings, and $500 per telephonic committee meeting, although the Company anticipates ceasing the cash payments if and when the 2005 Plan is adopted.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee, a Compensation Committee, a Special Committee and an Executive Committee. The Company does not have a Nominating Committee.

The duties of the Audit Committee are to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to the corporate accounting and reporting practices of the Company, including recommending to the Board the selection of independent certified public accountants to audit annually the books and records of the Company, reviewing the activities and the reports of the independent certified public accountants, and reporting the results of such review to the Board. See "Report of the Audit Committee." The Audit Committee also monitors the adequacy of the Company's internal controls. The members of the Audit Committee are Messrs. Weigman and Kosowsky. Mr. Kosowsky serves as the audit committee financial expert, based on his experience as a forensic accountant. For a description of Mr. Kosowsky's work experience, see "Proposal 1 - Election of Directors - Nominees". The Audit Committee met eight times during the fiscal year ended December 31, 2004. Each member of the Audit Committee is considered "independent" as defined in Section 121(A) of the American Stock Exchange's listing standards.

The duties of the Compensation Committee are to make recommendations and reports to the Board with respect to the salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers and other employees of the Company. The members of the Compensation Committee are Messrs. Newman and Kopetski. The Compensation Committee met two times during the fiscal year ended December 31, 2004.

The duties of the Special Committee are to make recommendations and reports to the Board with respect to acquisitions of business or other assets by the Company. The members of the Special Committee are Messrs. Kosowsky, Newman and

McIntyre. The Special Committee met formally one time during the fiscal year ended December 31, 2004 and met informally on several other occasions.

The duties of the Executive Committee is to exercise all of the authority of the Board of Directors, except (i) the approval or recommendation to stockholders of actions or proposals required by Delaware law to be approved by stockholders;
(ii) designate candidates for the office of director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the Board or any committee thereof; (iv) amend the Company's bylaws; or (v) authorize or approve the issuance or sale of the shares of the Company's stock. The Executive Committee met formally three times during the fiscal year ended December 31, 2004 and met informally on several other occasions.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended December 31, 2004, the Company's Board of Directors held eight meetings, and each director attended at least 75% of the aggregate of
(a) the total number of regularly scheduled meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during the fiscal year ended December 31, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of any class of the Company's capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2004, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with during the most recent fiscal year.


                          REPORT OF THE AUDIT COMMITTEE

In accordance with a written charter adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and accounting principles generally accepted in the United States of America and for issuing a report thereon.

In this context, the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with auditing standards generally accepted in the United States of America and accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee discussed with the Company's management and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the management and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors the selection of Eisner LLP as the Company's independent auditors for 2005, and the Board concurred in its recommendation.

                         MEMBERS OF THE AUDIT COMMITTEE

                                 THOMAS WEIGMAN

                                J. ALLEN KOSOWSKY

AUDIT FEES:

Audit fees billed (or expected to be billed) to the Company by Eisner LLP for the audit of the Company's annual financial statements included in the Company's annual report on 10-KSB for the 2004 fiscal year and reviews of the quarterly financial statements included in the Company's quarterly reports on Form 10-QSB for the 2004 fiscal year totaled approximately $112,000. Audit fees billed to the Company by Eisner LLP for the audit of the Company's annual financial statements included in the Company's annual report on 10-KSB for the 2003 fiscal year and reviews of the quarterly financial statements included in the Company's quarterly reports on Form 10-QSB for the 2003 fiscal year totaled approximately $75,000.

AUDIT-RELATED FEES:

In the last two fiscal years, Eisner LLP did not bill the company for any assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

TAX FEES:

In the fiscal year ending December 31, 2004, Eisner LLP billed the company approximately $12,000 for professional services for tax compliance, tax advice, and tax planning. In the fiscal year ending December 31, 2003, Eisner LLP billed the company approximately $12,000 for professional services for tax compliance, tax advice, and tax planning.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

In the last two fiscal years, the Company did not engage Eisner LLP to provide advice to the Company regarding financial information systems design and implementation.

ALL OTHER FEES:

In the fiscal year ending December 31, 2004, Eisner LLP billed the company $58,000 for non-audit services. In the fiscal year ending December 31, 2003, Eisner LLP billed the company approximately $16,000 for non-audit services.

                             EXECUTIVE COMPENSATION

The table below sets forth the names, positions, ages and histories for the Company's three most highly-compensated executive officers, other than the Douglas McIntyre, Chief Executive Officer (collectively, with Douglas McIntyre, the "Named Executive Officers"). Mr. McIntyre's age and work history is set forth in "Proposal 1 - Election of Directors - Nominees".

         NAME                    AGE          PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS
----------------------------    -----    -----------------------------------------------------
Eric L. Ameres                    38     Mr. Ameres has worked for the Company since 1994.  He
Executive Vice President and             has been the Company's Chief Technology Officer since
Chief Technology Officer                 2003.  Prior to that, Mr. Ameres worked as a software
                                         developer for the Company.

Timothy C. Reusing                33     Mr. Reusing has been the Company's General Counsel
Executive Vice-President and             and Secretary since April 2003.  From January 2002 to
General Counsel                          April 2003, Mr. Reusing was Senior Vice President and
                                         General Counsel at the Company.  Prior to joining the
                                         Company, was general counsel of Alloy Online, Inc., a
                                         Nasdaq-listed technology company and a leading portal
                                         for and marketer to the Generation Y audience. From
                                         July 1997 to March 2000, Mr. Reusing was an Associate
                                         at the law firm of Simpson Thacher & Bartlett.

Anthony Principe                  53     Mr. Principe has been the Company's Chief Financial
Executive Vice President and             Officer since September 2003.  Prior to that Mr.
Chief Financial Officer                  Principe served as the Company's Corporate Controller
                                         from August 2002.  From January 1999 to February
                                         2002, Mr. Principe was the Corporate Controller for
                                         Wolf-tec, Inc. a leader in the meat-processing
                                         machine manufacturing industry.  From December 1997
                                         to December 1999 Mr. Principe was the controller of
                                         Energy Answers Corp., a holding company in the solid
                                         waste and waste-to-energy business.

The table below sets forth, for the fiscal year ended December 31, 2004, the fiscal year ended December 31, 2003, and the fiscal year ended December 31, 2002, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                    ANNUAL COMPENSATION                COMPENSATION(1)
                                    -------------------------------    ---------------
                                                                       OPTIONS/        Restricted       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY      BONUS          SARS(#)(2)      Stock Award(s)   COMPENSATION
----------------------------------  ----    --------    -----------    ------------    --------------   ------------
Douglas A. McIntyre (3)...........  2004    $375,000    $ 62,500         400,000(4)      200,000
President and Chief Executive       2003    $372,485    $ 31,250             --              --         $   --
Officer                             2002    $225,000    $100,000(8)      500,000             --         $   --

Eric L. Ameres (5)................  2004    $192,500    $ 20,000         400,000          50,000        $   --
Executive Vice President and        2003    $175,508    $  5,000         100,000             --         $   --
Chief Technology Officer            2002    $140,600    $     --         100,000             --         $   --

Timothy C. Reusing (6)............  2004    $192,500    $ 20,000         260,000          50,000        $   --
Executive Vice President            2003    $169,752    $ 30,000         150,000             --         $   --
and General Counsel                 2002    $153,681    $     --         150,000             --         $   --

Anthony Principe (7)..............  2004    $100,000    $ 5,000           75,000          50,000        $   --
Executive Vice President and        2003    $ 82,930    $ 2,500           50,000             --         $   --
Chief Financial Officer             2002    $ 25,875    $    --           45,000             --         $   --

(1) The Company did not pay to its Chief Executive Officer or any named executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the time period indicated above. The Company does not have any defined benefit or actuarial plan with respect to its Chief Executive Officer or any named executive officer under which benefits are determined primarily by final compensation and years of service.

(2) Options to acquire shares of Common Stock. The Company does not have any outstanding stock appreciation rights.

(3) Mr. McIntyre has been the President and Chief Executive Officer of the Company since April of 2000. Mr. McIntyre voluntarily forewent his salary for the last 4.5 months of 2002.

(4)  Mr. McIntyre surrendered these options in 2004.

(5) Mr. Ameres has been Executive Vice President and Chief Technology Officer since April of 2003.

(6) Mr. Reusing has been Executive Vice President, Legal Affairs and Business Development since April of 2003.

(7)  Mr. Principe has been Chief Financial Officer since September 2003.

(8) Mr. McIntyre received $50,000 of this bonus in January 2002 and $50,000 in March 2002.

                               STOCK OPTION PLANS

In June of 1999, the Company adopted the 1999 Stock Option Plan that replaced all outstanding option plans to date. Under the 1999 Stock Option Plan, all options issued under prior plans were recognized as issued and outstanding under the original terms granted. The Company had originally reserved 4,000,000 shares of Common Stock for issuance under the 1999 Stock Option Plan.

In February of 2000, the Company amended the 1999 Stock Option Plan to create the 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1999 Plan"). The 1999 Plan increased the shares of Common Stock reserved for issuance from 4,000,000 to 5,500,000. The Company's stockholders approved the 1999 Plan in May of 2000. The 1999 Plan provides for the issuance of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options and restricted stock grants. The granting of incentive stock options is subject to the limitations as set forth in the 1999 Plan. The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 1999 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

In September of 2000, the Board of Directors adopted the 2000 Nonqualified Stock Option Plan (the "2000 Plan"). The 2000 Plan reserved for issuance 5,000,000 shares of the Company's Common Stock. The 2000 Plan authorizes the Board of Directors to issue nonqualified stock options as provided in section 422 of the Code, restricted stock and stock appreciation rights. Stockholder approval of the 2000 Plan is not required. The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 2000 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

At present, the Company has granted all of the options available under the 1999 Plan and 2000 Plan and is therefore in most cases prevented from issuing additional options, grants of restricted stock or stock appreciation rights to non-employee directors, officers, employees or consultants of the Company. In 2004, Douglas A. McIntyre, the Company's Chairman, President, and CEO, surrendered an aggregate of 1,300,000 options awarded under the 2000 Plan. At the time that Mr. McIntyre surrendered the options, shares of our Common Stock were trading below the exercise price for those options. The options that Mr. McIntyre surrendered were then available for issuance to the Company's employees, and the Company subsequently issued all of those options to employees in connection with the Company's customary annual grant of options to employees.

As discussed more fully below under "Proposal Number 3 - Adoption of 2005 Incentive Compensation Plan", the Board of Directors has recommended that the Company adopt a new 2005 Incentive Compensation Plan (the "2005 Plan") and to authorize the issuance of up to 7,000,000 shares of Common Stock under the 2005 Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             PERCENT OF
                              NUMBER OF        TOTAL
                              SECURITIES    OPTIONS/SARS   EXERCISE
                              UNDERLYING     GRANTED TO    OR BASE
                             OPTIONS/SARS   EMPLOYEES IN    PRICE
                            GRANTED(#)(1)       2004        ($/SH)    EXPIRATION DATE
------------------------    -------------   ------------   --------   ----------------
Douglas A. McIntyre ....      400,000(2)       12.86%       $0.74     July 6, 2014

Eric L. Ameres .........      200,000(3)        6.43%       $0.68     July 2, 2014
                              200,000(4)        6.43%       $0.57     December 3, 2014

Timothy C. Reusing .....      200,000(5)        6.43%       $0.68     July 2, 2014
                              260,000(6)        8.36%       $0.57     December 3, 2014

Anthony Principe .......       35,000(7)        1.13%       $0.66     July 13, 2014
                               40,000(8)        1.29%       $0.57     December 3, 2014


(1) Options to acquire shares of Common Stock. The Company does not have any outstanding stock appreciation rights.

(2)  Mr. McIntyre surrendered these options in 2004.

(3) One-half of these options vested on July 2, 2004 and one-half of these options vest on July 1, 2005.

(4)  All of these options vest on December 2, 2005.

(5) One-half of these options vested on July 2, 2004 and one-half of these options vest on July 1, 2005.

(6)  All of these options vest on December 2, 2005.

(7) One-half of these options vested on July 13, 2004 and one-half of these options vest on July 12, 2005.

(8)  All of these options vest on December 2, 2005.

                  AGGREGATED EXERCISES IN LAST FISCAL YEAR AND
                    FISCAL YEAR-END UNEXERCISED OPTION VALUES

   The table below sets forth information with respect to option exercises during fiscal 2004 and the number and value of options held at December 31, 2004 by each of the Named Executive Officers.

                                                         NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                         OPTIONS AT 12/31/04                AT 12/31/04(1)
                          SHARES ACQUIRED     VALUE      ----------------------------    -----------------------------
Name                      ON EXERCISE        REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------   ---------------   ---------    -----------    -------------    ------------   --------------
Douglas A. McIntyre ...       225,000       $ 260,250       625,000           --           $  200,000          --
Eric A. Ameres.........         --               --         442,307        366,667         $    7,667     $  27,333
Timothy C. Reusing.....         --               --         217,332        393,334         $    7,666     $  23,267
Anthony Principe.......         --               --          83,750         63,750         $    6,163     $   5,463

(1) Based on a value of $0.63 per share, the closing price of the Company's common shares on the American Stock Exchange on December 31, 2004, minus the share exercise price, multiplied by the number of shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

In July of 2003, Douglas McIntyre renewed employment agreement with us as our Chief Executive Officer. The renewal term expires on April 16, 2006. Mr. McIntyre's compensation under the employment agreement is $375,000 for each year with the first year's bonus being $250,000 and subsequent bonuses contingent on our reaching specific goals as determined by the Board of Directors and Mr. McIntyre. Pursuant to his employment agreement, Mr. McIntyre has been granted options under the 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan. Mr. McIntyre's employment agreement provides that should his employment be terminated by the Company other than for cause, the Company shall be obligated to pay Mr. McIntyre 100% of his base salary for 12 months, 50% of his base salary for the remaining term of the employment agreement and any accrued bonus that is payable to Mr. McIntyre. Mr. McIntyre's employment agreement also provides that should Mr. McIntyre terminate his employment because the Company demoted him, diminished his responsibilities or reduced his salary without his consent, then the Company is obligated to pay Mr. McIntyre all of the base salary remaining under the term of his employment agreement, any accrued bonus that is payable and the Board's good faith estimate as to the amount of bonus that would be payable for the calendar year during which such termination occurs. Should the Company terminate Mr. McIntyre's employment for cause or should Mr. McIntyre voluntarily terminate his employment with the Company other than for the reasons set forth in the immediately preceding sentence, then the Company is obligated to pay Mr. McIntyre any accrued but unpaid salary and bonus and any unused vacation pay.

In September of 2003, Eric Ameres entered into an employment agreement with us as our Chief Technology Officer. That agreement expires on September 15, 2005. Mr. Ameres's compensation under the employment agreement is $182,500. Mr. Ameres's employment agreement provides that should the Company terminate his employment other than for cause, then:

     o the Company will pay Mr. Ameres 100% of his base salary for 6 months after termination;

     o the Company will pay Mr. Ameres a proportionate share of any accrued bonus;

     o the Company will provide Mr. Ameres with employment benefits for 6 months after termination;

     o all of Mr. Ameres's unvested stock options that would have vested during the term of the agreement shall vest, and Mr. Ameres will be able to exercise those options for the longer of the period allowed under the applicable Company option plan or 90 days from the date of termination.

In the event that Mr. Ameres is terminated without cause upon a change in control in the Company, all of Mr. Ameres's unvested stock options will vest, and Mr. Ameres will be able to exercise those options for the longer of the period allowed under the applicable Company option plan or 90 days from the date of termination. If the Company terminates Mr. Ameres's employment for cause or if Mr. Ameres voluntarily resigns, then the Company is obligated to pay Mr. Ameres any accrued but unpaid base salary and any unused vacation pay and must continue to provide employee benefits to Mr. Ameres for six months following the date of termination.

In November of 2003, Tim Reusing entered into an employment agreement with us as our General Counsel. That agreement expires on October 15, 2005. Mr. Reusing's compensation under the employment agreement is $192,500. Mr. Reusing's employment agreement provides that should the Company terminate his employment other than for cause, then:

     o the Company will pay Mr. Reusing 100% of his base salary for 6 months after termination;

     o the Company will pay Mr. Reusing a proportionate share of any accrued bonus;

     o the Company will provide Mr. Reusing with employment benefits for 6 months after termination;

     o all of Mr. Reusing's unvested stock options that would have vested during the term of the agreement shall vest, and Mr. Reusing will be able to exercise those options for the longer of the period allowed under the applicable Company option plan or 90 days from the date of termination.

In the event that Mr. Reusing is terminated without cause upon a change in control in the Company, all of Mr. Reusing's unvested stock options will vest, and Mr. Reusing will be able to exercise those options for the longer of the period allowed under the applicable Company option plan or 90 days from the date of termination. If the Company terminates Mr. Reusing's employment for cause or if Mr. Reusing voluntarily resigns, then the Company is obligated to pay Mr. Reusing any accrued but unpaid base salary and any unused vacation pay and must continue to provide employee benefits to Mr. Reusing for six months following the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company believes that the terms of each transaction described below are comparable to, or more favorable to, the Company than the terms that would have been obtained in an arms' length transaction with an unaffiliated party.

In September 2002, we issued $650,000 principal amount, 5.75%, four-year Series A Secured Convertible Debentures due in 2006 to a group of existing investors and two of our former board members who were, at the time of issuance, members of our board. The Company received all of the proceeds from the sale of the debentures. The debentures are convertible into the our Common Stock at a price of $0.112. In addition, we issued to the purchasers of the debentures warrants to acquire our Common Stock. We sold sixty-five units with a principal amount of $10,000 per unit; each unit contained one warrant to purchase 20% warrant coverage shares of our Common Stock at $0.112 per share. The debentures require us to pay interest to the debenture holders each November and May. The interest is payable in Common Stock based on the average closing price of the stock for the ten trading days prior to the payment date. The debentures are convertible into 5,804,000 shares of our Common Stock. The warrants are convertible into 1,161,000 shares of our Common Stock. We relied on Section (4)(2) of the Securities Act in issuing the debentures and warrants without registration. An aggregate of $200,000 of the Series A Secure Convertible Debentures was converted into 1,786,000 shares of the Company's Common Stock in 2003.

During the years ended December 31, 2004 and 2003, the Company retained McGuireWoods LLC to perform certain legal services on its behalf and incurred approximately $38,000 and $56,000, respectively, for such legal services. William A. Newman, a director of the Company, is a partner of McGuireWoods LLC.

During the years ended December 31, 2004 and 2003, the Company retained Mike Kopetski, an independent international business consultant, to facilitate entering into a contract with a customer and incurred approximately $122,000 and $108,000, respectively, for such services. Mike Kopetski became a director of the company in August, 2003.

During the years ended December 31, 2004 and 2003, Douglas A. McIntyre, the Company's Chairman, President and Chief Executive Officer, served as a director for Powerlinx, Inc., one of the Company's customers. The Company recognized revenue of $289,000 and $150,000 from Powerlinx in 2004 and 2003, respectively.

During the year ended December 31, 2003, the Company employed Ashley Allen as Senior Vice President of Global Sales, paid him a salary of $59,124, and awarded him 50,000 options at $0.70. He exercised 16,667 and 33,333 were cancelled. Mr. Allen is the son of the wife of Douglas A. McIntyre, the Company's President, Chairman and CEO. Mr. Allen stopped working for the Company in December 2003.

In June 2003, the Company entered into two license agreements with Beijing E-World Technology Co. Ltd., a consortium of several Chinese consumer electronics manufacturers. Hao Jie, the president of E-World, became a director of the Company in August 2003 and served as director until May 2004. The agreements anticipate E-World's using On2's VP5 or VP6 codecs:

     o    in E-World's Enhanced Versatile Disk (EVD) technology;

     o in a High Definition Television (HD TV) system being developed as a standard for China; and

     o    in future video compression products other than EVD and HD TV.

Under the terms of those original agreements with E-World, E-World has exclusive rights to use VP5 and VP6 in EVD and HD TV products and in video compression products other than EVD and HD TV, in each case only in China, Macau, Hong Kong and Taiwan, and has non-exclusive rights to use VP5 and VP6 for such products elsewhere in the world. Pursuant to a subsequent agreement between the Company and E-World, the parties agreed that On2 and its customers and licensees shall be permitted to sell products and devices that contain VP5 or VP6 encoding or decoding software, provided that such products or devices are not directly competitive with any EVD or HDTV products or with any other products that E-World is currently producing and that contain VP5 or VP6 technology. E-World is entitled to receive fifty percent of any royalties from the sale of any such products or devices sold in China, Macau, Hong Kong and Taiwan and during the year ended December 31, 2004, the company paid E-World $47,500 as shared royalties from the sale of such products. During the year ended December 31, 2003, E-World paid the Company $300,000 in license fees under its agreements with the Company.

RECOMMENDATION:

THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE IS IN THE BEST INTEREST OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1.

                                   PROPOSAL 2
                                 RATIFICATION OF
                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Eisner LLP has been selected as the Company's independent accountants for 2005. Eisner LLP served as the Company's independent accountants for 2004.

Representatives of Eisner LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years. During the Company's two most recent fiscal years ended December 31, 2004, the Company did not consult with Eisner LLP regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

In the event the proposal to ratify the selection of Eisner LLP is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2005 to stand unless the Board of Directors finds other reasons for making a change.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION EISNER LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE AND REPORT UPON THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.


                                 PROPOSAL NO. 3

                                   ADOPTION OF
                        2005 INCENTIVE COMPENSATION PLAN

         INTRODUCTION

         The Company believes that equity-based awards remain the strongest form of long-term compensation and underscore our commitment to the Company's shareholders while rewarding performance. Our current equity compensation plans are the 1999 Amended and Restated Incentive (the "1999 Plan") and Nonqualified Stock Option Plan and the 2000 Nonqualified Stock Option Plan (the "2000 Plan"). At present, the Company has granted all of the options available under the 1999 Plan and 2000 Plan and is therefore in most cases prevented from issuing additional options, grants of restricted stock or stock appreciation rights to directors, officers, employees or consultants of the Company. The Company therefore believes that it is important to adopt a new equity compensation plan to allow the company to remain competitive in its ability to attract and retain employees and to continue to provide incentive compensation to employees, directors, and consultants.

         We believe that the proposed 2005 Incentive Compensation Plan (the 2005
Plan) will enable us to continue to provide a clear link to total shareholder value, while providing competitive levels of compensation.

         The Board approved the 2005 Plan in February 2005 and now requests that shareholders approve it. If shareholders approve the 2005 Plan, it will become effective May 5, 2005 and no additional grants will be made under the 1999 Plan or 2000 Plan.

         The proposed 2005 Plan has a number of special terms and limitations that the Board believes are consistent with the long-term interests of shareholders and sound corporate governance practices. These include:

           o The 2005 Plan will continue the use of stock options but also allow the use of other types of equity, including restricted stock, performance-based stock awards or other stock awards or performance grants.

           o The 2005 Plan provides for a fixed reserve of 7 million shares, or approximately 8% of common shares outstanding as of March 31, 2005 and does not provide for any annual increase of available shares through an evergreen provision.

           o The 2005 Plan generally provides for a minimum three-year vesting schedule on all restricted stock awards that are not subject to performance-based criteria, allowing no more than 200,000 shares of non-performance based restricted stock to vest in less than one year.

           o Shares terminated under prior plans will not increase the plan reserve. Shares subject to awards under the 2000 Plan that are cancelled, forfeited, or expired will not be available for re-grant under the 2005 Plan.

           o The 2005 Plan will expire in 2015 and sets the maximum term for an option at eight years, which is two years less than the 2000 Plan.

           o The 2005 Plan expressly prohibits the repricing of stock options without the approval of shareholders.

           o The 2005 Plan prohibits the use of discounted stock options except in certain merger or acquisition transactions.

           o The 2005 Plan prohibits the use of reload options.

           o The 2005 Plan will be managed by our Compensation Committee, which is comprised solely of independent, non-employee directors.

         The 2005 Plan is being submitted for approval by shareholders in accordance with American Stock Exchange listing requirements and, among other reasons, to ensure that certain awards granted under the 2005 Plan may qualify as "performance-based compensation" under Section 162(m) of the Code.

         SUMMARY OF THE 2005 PLAN

         More features of this Plan are summarized below. The full text of the 2005 Plan is available as an exhibit to this proxy.

         ADMINISTRATION OF THE PLAN; ELIGIBILITY

         The Compensation Committee administers the 2005 Plan for all present and future employees of the Company and its subsidiaries. All employees of the Company and its subsidiaries are eligible to receive incentive awards under the 2005 Plan if the Committee determines that an employee has contributed, or can be expected to contribute, significantly to their employer. The Committee has the power and complete discretion to select eligible employees to receive the incentive awards and to determine the type of award and its terms and conditions. Currently, approximately 30 employees may receive awards under the 2005 Plan.

         The Board will administer the 2005 Plan for outside directors and consultants. Currently, five directors receive awards under the 2005 Plan. There are no current plans to make awards to any consultants.

         STOCK RESERVED

         The 2005 Plan authorizes the issuance of up to 7 million shares of our common stock. No more than 3 million shares may be issued as restricted stock, goal-based stock or performance grants. No more than 7 million shares may be issued as incentive stock options. Shares subject to an award under the 2005 Plan that are forfeited, or otherwise terminate unexercised without issuance, will again be available for award. Reload options are expressly prohibited.

         In the event of any merger, consolidation, recapitalization, stock dividend, stock split, combination of shares or similar transaction or change in corporate structure affecting the shares, such adjustments may be made to the 2005 Plan and to the incentive awards as the Committee deems appropriate.

         TYPES OF INCENTIVE AWARDS THAT MAY BE GRANTED

         The following types of incentive awards may be granted under the 2005
Plan: stock options and SARs, restricted stock, goal-based stock, and performance grants.

         Stock Options and Stock Appreciation Rights. The Committee may also grant options to employees, outside directors, and consultants and establish the terms and conditions for exercising an option. SARs may be granted on all or any part of an option, and also are subject to terms and conditions set by the Committee. SARs also may be granted separately. Directors and consultants are not eligible to receive SARs.

         The exercise price of an option will be at least 100% of the fair market value of company stock on the date that the option is granted. The options may be either incentive stock options or nonstatutory options. The Committee will set the term of each option for employees; however, no option will be exercisable after the expiration of eight years from the date the option is granted, subject to the other provisions of the 2005 Plan. Participants can exercise any option and can make payment of the stock option price by delivering cash or other approved payment. The Board will set the term of options for outside directors and consultants under the same limitations.

         An SAR entitles the participant to receive an amount equal to the excess of (i) the fair market value on the date of exercise of stock covered by the surrendered stock appreciation right over (ii) the price of the stock on the date the stock appreciation right was granted. The award can be paid in stock only.

         Restricted Stock Awards. The Committee may grant restricted stock to the Company's employees, outside directors, or consultants. Restricted Stock will be company stock subject to certain terms and conditions imposed by the Committee. Restricted stock awards may be issued to participants for no cash consideration, either alone or in addition to other awards granted. The minimum restriction period applicable to any restricted stock award that is not subject to performance conditions restricting the grant size, transfer of shares or vesting of the award shall be three years from the date of grant.

         Goal-Based Stock Awards. The Committee may grant goal-based stock, which is company stock subject to performance goals. The stock is not issued to the participant until the Committee certifies that the performance goals (and any other terms and conditions) have been met. Goal-based stock may be issued without cash consideration.

         Performance Grants. Performance grants are subject to the achievement of pre-established performance goals and are administered to comply with the requirements of Section 162(m) of the Internal Revenue Code. Performance goals use objective and quantifiable performance criteria.

         The aggregate maximum cash amount payable as a performance grant to any participant in any year cannot exceed $500,000. The Committee must make performance grants prior to the earlier of the 90th day of the period for which the performance grant relates or the completion of 25% of such period.

         Performance Criteria are based on the performance of the Company or any subsidiary, division, business unit or individual using one of the following measures, either on an operating or generally accepted accounting principles basis where applicable, and including measuring the performance of any of the following relative to peer companies:

           o   Total shareholder return

           o   Earnings (including on a per share basis)

           o   Earnings growth rate (including on a per share basis)

           o   Profitability

           o   Return on equity

           o   Return on capital

           o   Cash flow, including free cash flow

           o   Capital expenditures

           o   Sales or licensing volume

           o   Revenues

           o   Customer satisfaction

           o   Expenses

           o   Working capital

           o   Product Shipment or releases

           o   Brand or product recognition

           o   Stock price


         GRANTS TO OUTSIDE DIRECTORS AND CONSULTANTS.

         The Committee may award nonstatutory stock options (options that do not meet the requirements of Internal Revenue Code section 422 and are not otherwise intended as incentive stock options) and restricted stock to directors on the Board if such directors are not employees of On2 or any of its subsidiaries and to certain consultants or advisors to On2.

         TRANSFERABILITY OF AWARDS; MODIFICATION OF AWARDS

         When granting incentive awards, the Committee may allow the awards to become fully exercisable or vested upon a Change of Control, as that term is defined in the 2005 Plan.

         Options and SARs may be transferable by a participant according to the terms and conditions for such awards. Participants cannot sell, transfer or pledge shares of restricted stock until it becomes unrestricted. Participants cannot sell, transfer or pledge their interest in performance grants and goal-based stock awards. The Committee may modify awards consistent with the terms of the 2005 Plan, if not detrimental to a participant.

         U.K. SUBPLAN

         The Company currently has two employees in its Cambridge, U.K., research and development facility. To provide those employees with the ability to receive tax-advantaged stock options, the Company proposes to adopt a sub-plan (the "U.K Sub-plan") to the 2005 Plan. The U.K. Sub-Plan was previously adopted by the Board as a sub-plan to the 2000 Plan, and was adopted under the provisions of the Enterprise Management Incentive Scheme ("EMI"), a share option scheme approved by the government of the United Kingdom. The U.K. Sub-plan will permit the Company to issue EMI options to its U.K-based employees, which will potentially confer substantial tax advantages on those employees when compared with other types of share options. The U.K. Sub-Plan does not provide for the issuance of restricted stock or stock appreciation rights.

         TERM; MODIFICATION OF PLAN

         If approved by the shareholders, the 2005 Plan will become effective May 5, 2005 and will terminate at the close of business on May 4, 2015, unless the Board terminates it prior to that date.

         The Board can amend or terminate the 2005 Plan, except that only shareholders can approve amendments that would (i) increase the number of Company shares reserved and available for issuance; (ii) materially change or affect which employees are eligible to participate; or (iii) materially change the benefits that eligible employees may receive. However, the Board can amend the 2005 Plan as necessary and without shareholder approval to ensure that it continues to comply with Section 162(m) of the Code and SEC Rule 16b-3.

         NEW PLAN BENEFITS

         Because benefits under the 2005 Plan will depend on the Committee's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees, directors or consultants if the 2005 Plan is approved by the shareholders.

         FEDERAL INCOME TAX CONSEQUENCES FOR EMPLOYEES.

         This is a summary of the principal federal income tax consequences of the 2005 Plan. State, local and foreign income taxes also may be applicable.

         An employee will not incur federal income tax liabilities when granted a nonstatutory stock option, an incentive stock option, a stock appreciation right or restricted stock.

         Upon exercise of a nonstatutory option or a stock appreciation right, the employee, in most circumstances, will be treated as having received ordinary income equal to the difference between the fair market value of company stock on the date of the exercise and the option price. This income is subject to income tax withholding by the company. No income is received for tax purposes when an incentive stock option is exercised, unless an employee is subject to the alternative minimum tax.

         Upon lapse of restrictions on restricted stock, the employee will be treated as having received ordinary income equal to the fair market value of company stock on that date. The employee will also be treated as having received ordinary income equal to the fair market value of any company stock when it is received under a performance grant or goal-based stock award. This income is subject to income tax withholding by the company.

         The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary income. As stated above, this usually occurs upon exercise of nonstatutory options and stock appreciation rights and the lapse of restrictions on restricted stock. No deduction is allowed in connection with an incentive stock option unless the employee disposes of company stock received upon exercise in violation of the holding period requirements. Also there can be circumstances when the deduction is not allowed for certain transfers of company stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a change of control.

         FEDERAL INCOME TAX CONSEQUENCES FOR DIRECTORS AND CONSULTANTS.

         In general, an outside director or consultant who has received shares of restricted stock will include in gross income as compensation an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. Such amount will be included in income in the tax year in which the restrictions end.

         An outside director or consultant does not recognize income on the grant of an option. On exercise of the option, the excess, if any, of the fair market value of Company stock on the exercise date over the exercise price is income to the director or consultant.

         Subject to applicable limitations, the Company is allowed a deduction equal to the amount of income taxable to a director or consultant. The company's deduction is available at the same time that the director or consultant is taxed.

         STOCKHOLDER VOTE NECESSARY TO APPROVE THIS PROPOSAL

         APPROVAL OF THE PROPOSAL NO. 3 REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING.


RECOMMENDATION:

         THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2005 PLAN IS IN THE BEST INTEREST OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposal set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the Proxy will act in respect thereof in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by December 21, 2004. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING ITEM 6, MANAGEMENT'S DISCUSSION AND ANALYSIS, AND THE FINANCIAL STATEMENTS INCLUDED THEREIN, IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY, 21 CORPORATE DRIVE, SUITE 103, CLIFTON PARK, NY 12065 ATTENTION:
INVESTOR RELATIONS.

         This document contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or the Company's future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. The inclusion of forward-looking statements should not be regarded as a representation by the Company, or any other person, that such statements will be achieved. These statements are only predictions. Actual events or results may differ materially. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. In this regard, the business and operations of the Company are subject to substantial risks that increase the uncertainty inherent in the forward-looking statements contained in this document. The Company undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on the forward-looking statements contained in this report.

                                         By Order Of The Board Of Directors,

                                         /s/ TIMOTHY C. REUSING

                                         TIMOTHY C. REUSING
                                         Secretary


April 4, 2005

                                                                       EXHIBIT A

                             ON2 TECHNOLOGIES, INC.
                        2005 INCENTIVE COMPENSATION PLAN

                           Effective as of May 5, 2005

         1. PURPOSE. The purpose of the On2 Technologies, Inc. 2005 Incentive Compensation Plan is to further the long-term stability and financial success of On2 Technologies, Inc. ("On2") by attracting and retaining employees through the use of cash and stock incentives; rewarding employees for the achievement of certain performance goals that may be attached to the incentives; and further aligning the interests of employees with those of On2 shareholders.

         2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state, and local income and payroll taxes that an Employer is required to withhold in connection with any Performance Grant, any lapse of restrictions on Restricted Stock, dividends paid on Restricted Stock, any grant of Goal-Based Stock, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

                  (c) "Change of Control" means the occurrence of any of the following events:

                           (i) any person within the meaning of Sections 13(d)
                  and 14(d) of the Act, other than On2, has become the beneficial owner, within the meaning of Rule 13d-3 under the Act, of thirty percent (30%) or more of the combined voting power of On2's then outstanding voting securities, unless such ownership by such person has been approved by the On2 Board immediately prior to the acquisition of such securities by such person;

                           (ii) shares of On2 Stock are purchased pursuant to a
                  tender offer or exchange offer, unless such offer is made by On2 or unless such offer has been approved or not opposed by the On2 Board;

                           (iii) the stockholders of On2 have approved (A) an
                  agreement to merge or consolidate with or into another corporation and On2 is not the survivor of such merger or consolidation, or (B) an agreement to sell or otherwise dispose of all or substantially all of On2's assets (including a plan of liquidation).

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Compensation Committee of the On2 Board (or any successor Board committee designated by the Board to administer this plan), provided that, if any member of the Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

                  (f) "Date of Grant" means the date on which the Committee grants an Incentive Award.

                  (g) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and the determination shall be conclusive.

                  (h) "Employer" means On2 and each On2 Company that employs one or more Participants.

                  (i) "Fair Market Value" means the average of the high and low prices of a share of On2 Stock, as reported by Bloomberg or other financial reporting service selected by On2, as of the last day on which On2 Stock is traded preceding the Date of Grant or preceding any other date for which the value of On2 Stock must be determined under the Plan.

                  (j) "Goal-Based Stock" means On2 Stock awarded when performance goals are achieved pursuant to an award as provided in
         Section 8.

                  (k) "Incentive Award" means, collectively, a Performance Grant or the award of Restricted Stock, Goal-Based Stock, Option or Stock Appreciation Right under the Plan.

                  (l) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

                  (m) "Mature Shares" means shares of On2 Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which the holder has held for at least six months.

                  (n) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

                  (o) "On2" means On2 Technologies, Inc.

                  (p) "On2 Board" means the Board of Directors of On2 Technologies, Inc.

                  (q) "On2 Company" means any corporation in which On2 owns stock possessing at least 50% of the combined voting power of all classes of stock or which is in a chain of corporations with On2 in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

                  (r) "On2 Stock" means common stock of On2, par value $0.01 per share. In the event of a change in the capital structure of On2 (as provided in Section 15), the shares resulting from the change shall be deemed to be On2 Stock within the meaning of the Plan.

                  (s) "Option" means a right to purchase On2 Stock granted under the Plan, at a price determined in accordance with the Plan.

                  (t) "Participant" means any employee of On2 or an On2 Company who receives an Incentive Award under the Plan.

                  (u) "Performance Criteria" means the performance of On2 or any subsidiary, division, business unit or individual thereof, using one of the following measures, either on an operating or GAAP basis where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies: total shareholder return; earnings (which includes similar measurements such as net profits, operating profits, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, including on a per share basis); earnings growth rate (including on a per share basis); profitability; return on equity;

         return on assets, capital or investments; cash flow, including free cash flow; capital expenditures; sales or licensing volume; revenues; customer satisfaction; expenses; working capital; product shipments or releases; brand or product recognition or acceptance; and/or stock price.

                  (v) "Performance Goal" means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or grant of Restricted Stock that relates to one or more Performance Criteria.

                  (w) "Performance Grant" means an Incentive Award made pursuant to Section 6.

                  (x) "Plan" means this On2 Technologies, Inc. 2005 Incentive Compensation Plan.

                  (y) "Plan Year" means January 1 to December 31.

                  (z) "Restricted Stock" means On2 Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

                  (aa) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                  (bb) "Stock Appreciation Right" means a right to receive On2 Stock or cash from On2 granted under Section 10.

                  (cc) "Taxable Year" means the fiscal period used by On2 for reporting taxes on income under the Code.

         3. GENERAL. The following types of Incentive Awards may be granted under the Plan: Performance Grants, Restricted Stock, Goal-Based Stock, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

         4. STOCK.

                  (a) Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of seven million (7,000,000) shares of On2 Stock, which shall be authorized but unissued shares. All of the shares of On2 Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than three million (3,000,000) shares may be issued as Restricted Stock, Goal-Based Stock or Performance Grants, provided that any shares of Restricted Stock, Goal-Based Stock or shares that are issuable under Performance Grants that are forfeited shall not count against this limit. No more than three million (3,000,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year.

                  (b) Shares allocable to Options, Restricted Stock or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Incentive Award, provided that, without prior shareholder approval, the Committees are expressly prohibited from repricing an Option if the exercise price of the new Option would be less than the exercise price of the Option under the existing Incentive Award surrendered for cancellation. Reload Options issued on the exercise of an Option or otherwise are expressly prohibited.

         5. ELIGIBILITY.

                  (a) All present and future employees of On2 or an On2 Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to On2 or an On2 Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

                  (b) The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

                  (c) When granting Incentive Awards to employees who are not United States residents, the Committee shall have complete discretion and authority to grant such Incentive Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Incentive Award or the issuance of Company Stock pursuant to the Incentive Award. Such authorization shall extend to and includes establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulation requirements imposed by the foreign country or countries in which Participants reside. For purposes of this Plan, the Committee may adopt and utilize an existing sub-plan previously established under a prior On2 incentive plan.

         6. PERFORMANCE GRANTS.

                  (a) Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan to any Participant in any Plan Year shall not exceed five hundred thousand dollars ($500,000). In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.

                  (b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

                  (c) The Committee shall establish for each Performance Grant the amount of cash or On2 Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan

         Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

                  (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

                  (e) Performance Grants will be paid in cash, On2 Stock or both, at the time or times as are provided in the Performance Grant. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in On2 Stock that has a greater Fair Market Value than the cash award, and the Performance Grant may impose restrictions on the On2 Stock issued under the election.

                  (f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  (g) A Participant who receives a Performance Grant payable in On2 Stock shall have no rights as a shareholder until the On2 Stock is issued pursuant to the terms of the Performance Grant. The On2 Stock may be issued without cash consideration.

                  (h) A Participant's interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

                  (i) Whenever payments under a Performance Grant are to be made in cash, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of On2 Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Performance Grant so provides, the Participant may elect to have the Employer retain that number of shares of On2 Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         7. RESTRICTED STOCK AWARDS.

                  (a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall be the Grant Agreement between the Employer and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

                  (b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. Restrictions conditioned on employment and the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock except that up to two hundred thousand (200,000) shares of Restricted Stock may be granted per individual grantees with a restriction of no less than one year. Restrictions conditioned on the achievement of Performance Goals or other performance conditions shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control.

         The terms and conditions may include the achievement of a Performance Goal, which shall be governed by the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

                  (c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares as set forth in the Participant's Grant Agreement have lapsed or been removed.

                  (d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by On2 until the restrictions lapse and upon request the Participant shall provide On2 with appropriate stock powers endorsed in blank.

                  (e) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to have the Employer retain that number of shares of On2 Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         8. GOAL-BASED STOCK AWARDS.

                  (a) The Committee may make grants of Goal-Based Stock to Participants. Whenever the Committee deems it appropriate to grant Goal-Based Stock, notice shall be given to the Participant stating the number of shares of Goal-Based Stock granted and the terms and conditions to which the Goal-Based Stock is subject. This notice shall be the grant agreement between the Employer and the Participant.

                  (b) Goal-Based Stock may be issued pursuant to the Plan from time to time by the Committee when performance criteria established by the Committee have been achieved and certified by the Committee.

                  (c) The Committee shall establish the performance criteria for an award of Goal-Based Stock. More than one award of Goal-Based Stock may be established by the Committee for a Participant and the awards may operate concurrently or for varied periods of time. Goal-Based Stock will be issued only subject to the award and the Plan and consistent with meeting the goal or goals set by the Committee in the award. A Participant shall have no rights as a shareholder until the Committee has certified that the performance objectives of the Goal-Based Stock award have been met and the Goal-Based Stock is issued. Goal-Based Stock may be issued without cash consideration.

                  (d) A Participant's interest in a Goal-Based Stock award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

                  (e) The Committee may at any time, in its sole discretion, remove or revise any and all performance criteria for an award of Goal-Based Stock.

                  (f) Each Participant shall agree at the time of receiving an award of Goal-Based Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to have the Employer retain that number of shares of On2 Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         9. STOCK OPTIONS.

                  (a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice shall be the stock option agreement.

                  (b) The exercise price of shares of On2 Stock covered by an Option shall be not less than 100% of the Fair Market Value of the shares on the Date of Grant, except as provided in Section 15.

                  (c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant's stock option agreement; provided that no Option may be exercised after the expiration of eight (8) years from the Date of Grant and provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                           (i) No Incentive Stock Option may be exercised after
                  the first to occur of (x) eight years from the Date of Grant,
                  (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.


                           (ii) An Incentive Stock Option by its terms shall be
                  exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the On2 Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

         10. STOCK APPRECIATION RIGHTS.

                  (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

                  (b) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

                           (i) Stock Appreciation Rights shall entitle the
                  Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from On2 an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the On2 Stock covered by the surrendered Stock

                  Appreciation Right over (y) the Fair Market Value of the On2 Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of On2 Stock on the Date of Grant, except as provided in Section 15.

                           (ii) A Stock Appreciation Right may only be exercised
                  at a time when the Fair Market Value of the On2 Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the On2 Stock on the Date of Grant of the Stock Appreciation Right.

                  (c) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

                           (i) Stock Appreciation Rights shall entitle the
                  Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to On2 unexercised that portion of the underlying Option relating to the same number of shares of On2 Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from On2 an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the On2 Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the On2 Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

                           (ii) Upon the exercise of a Stock Appreciation Right
                  and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

                           (iii) Subject to any further conditions upon exercise
                  imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

                           (iv) The Stock Appreciation Right is only
                  transferable when the related Options are otherwise transferable.

                           (v) A Stock Appreciation Right may only be exercised
                  at a time when the Fair Market Value of the On2 Stock covered by the Stock Appreciation Right exceeds the exercise price of the On2 Stock covered by the underlying Option.

                  (d) Upon the exercise of a Stock Appreciation Right, payment shall be made in On2 Stock. Shares of On2 Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

         11. METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS.

                  (a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, the notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of On2 Stock or a loan secured by On2 Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, (ii) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) use any other methods of payment as the Committee, at its discretion, deems appropriate.

                  (b) On2 may place on any certificate representing On2 Stock issued upon the exercise of an Option or Stock Appreciation Right any legend deemed desirable by On2's counsel to comply with federal or state securities laws, and On2 may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of On2 Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

                  (c) Each Participant shall agree as a condition of the exercise of an Option or Stock Appreciation Right to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.

                  (d) As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to to have the Employer retain that number of shares of On2 Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of On2 Stock retained may not exceed the amount of the Applicable Withholding Taxes.

         12. TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

         13. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is May 5, 2005, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2005 Annual Meeting of On2's shareholders. Until (i) the Plan has been approved by On2's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Restricted Stock or Goal-Based Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

         14. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the On2 Board, this Plan shall terminate at the close of business on May 4, 2015. No Incentive Awards shall be made under the Plan after its termination. The On2 Board may amend or terminate the Plan in any respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of On2 Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless the change is authorized by the shareholders of On2. Notwithstanding the foregoing, the On2 Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options and Performance Grants to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

         15. CHANGE IN CAPITAL STRUCTURE.

                  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which On2 is the surviving corporation or other change in On2's capital stock

         (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of On2), the number and kind of shares of stock or securities of On2 to be subject to the Plan and to Options and Stock Appreciation Rights then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Incentive Stock Options, Incentive Awards, Restricted Stock, Goal-Based Stock and Performance Grants under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under
         Section 4, the exercise price of Options, the initial Fair Market Value of On2 Stock under Stock Appreciation Rights, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Option or Stock Appreciation Right so as to eliminate the fractional shares.

                  (b) If On2 is a party to a consolidation or a merger in which On2 is not the surviving corporation, a transaction that results in the acquisition of substantially all of On2's outstanding stock by a single person or entity, or a sale or transfer of substantially all of On2's assets or if a Change of Control as defined in Section 2(c) otherwise occurs (a "Corporate Event"), then the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         16. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

                           (i) to prescribe, amend and rescind policies relating
                  to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

                           (ii) to determine which persons will be Participants,
                  to which of the Participants, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

                           (iii) to grant Incentive Awards to Participants and
                  determine the terms and conditions thereof, including the number of shares of On2 Stock subject to Incentive Awards and the exercise or purchase price of the shares of On2 Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

                           (iv) to establish or verify the extent of
                  satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

                           (v) to prescribe and amend the terms of the award
                  agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

                           (vi) to determine whether, and the extent to which,
                  adjustments are required pursuant to Section 15;

                           (vii) to interpret and construe this Plan, any
                  policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of On2;

                           (viii) to delegate any portion of its authority under
                  the Plan to make Incentive Awards to an executive officer of On2, subject to any conditions that the Committee may establish, and

                           (ix) to make all other determinations deemed
                  necessary or advisable for the administration of this Plan.

         Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award.

                  (b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to On2, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

                  (d) The Committee may delegate the administration of the Plan to an officer or officers of On2, and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of On2 Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Incentive Awards under the Plan. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any administrator, provided that the actions and interpretations of any administrator shall be subject to review and approval, disapproval or modification by the Committee.

         17. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to On2--at the principal business address of On2 to the attention of the Corporate Secretary of On2; and (b) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         18. INTERPRETATION. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m) and Code section 409A. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock

Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of New York.

         19. GRANTS TO OUTSIDE DIRECTORS AND CONSULTANTS. In addition to the Awards otherwise provided under the Plan, the Plan also permits the award of Nonstatutory Stock Options and Restricted Stock to directors on the On2 Board if such directors are not employees of On2 or an On2 Company ("Outside Directors") and to individuals who are consultants or advisors to On2 ("Consultants"), provided that bona fide services shall be rendered by the Consultants, and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The On2 Board shall have the power and complete discretion to select Outside Directors or Consultants to receive Awards. The On2 Board shall have the complete discretion, under provisions consistent with
Section 16 as to Participants, to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Award for each Outside Director or Consultant. The grant of an Award shall not obligate On2 to make further grants to the Outside Director or Consultant at any time thereafter or to retain any person as a director or consultant for any period of time.

                             ON2 TECHNOLOGIES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy C. Reusing and Matthew C. Frost, and             Please mark        |X|
each of them, proxies with full power of substitution, to vote the shares of             your votes
Common Stock in On2 Technologies, Inc. which the undersigned would be entitled           as indicated
to vote if personally present at the Annual Meeting of Stockholders of the
Company to be held on May 5, 2005 or any adjournments thereof.

                                         FOR       WITHHOLD
                                       election      vote
                                        of all     from all
                                       nominees    nominees
1. Election of directors (The Board      |_|          |_|      2. Proposal to ratify the            FOR    AGAINST    ABSTAIN
recommends a vote for each of the                              election of Eisner LLP as the        |_|      |_|        |_|
following nominees):                                           company's independent public
      01 Douglas A. McIntyre                                   accountants for the fiscal year
      02 William Newman                                        ending December 31, 2005 (The
      03 J. Allen Kosowsky                                     Board recommends a vote for this
      04 Thomas Weigman                                        proposal):                           FOR    AGAINST    ABSTAIN
      05 Mike Kopetski                                                                              |_|      |_|        |_|
      06 Mike Alfant                                           3. To adopt the 2005 Incentive
Except for nominee(s) listed below                             Compensation Plan (The Board
from whom vote is withheld:                                    recommends a vote for this
                                                               proposal)
___________________________________

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1, 2 and 3. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                    IMPORTANT--PLEASE MARK, SIGN, DATE AND
                                    RETURN THE PROXY CARD PROMPTLY USING THE
                                    ENCLOSED ENVELOPE.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

Signature ______________________Signature if held jointly ______________________

Dated: ______________________ , 2005